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                                                                   Exhibit 23.23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated March 11, 1996 on the consolidated financial statements of C4 Media Cable Southeast, Limited Partnership included in or made part of FrontierVision Holdings, L.P.'s Form S-4 filing.


Williams, Rogers, Lewis & Co., P.C.
Plainview, Texas
September 26, 1997